Exhibit 21.1

HANDY & HARMAN LTD.
Schedule of Subsidiaries

WHEELING-PITTSBURGH CAPITAL CORPORATION, a Delaware corporation.

WHX AVIATION CORPORATION, a Delaware corporation.

WHX METALS CORPORATION, a Delaware corporation.

WHX CS CORPORATION, a Delaware corporation.

HANDY & HARMAN GROUP, LTD., a Delaware corporation (“HHG”).

HANDY & HARMAN, a New York corporation  (“HANDY & HARMAN”), a direct subsidiary of HHG.

BAIRNCO CORPORATION, a Delaware corporation (“BAIRNCO”), a direct subsidiary of HHG.

HANDY & HARMAN SUBSIDIARIES

ALLOY RING SERVICE, INC., a Delaware corporation.

CANFIELD METAL COATING CORPORATION, a Delaware corporation.

DANIEL RADIATOR CORPORATION, a Texas corporation.

EAST 74th STREET HOLDINGS, INC., an Oklahoma corporation (formerly known as Continental Industries, Inc.)

ELE CORPORATION, a California corporation.

H&H PRODUCTIONS, INC., a Delaware corporation.

HANDY & HARMAN AUTOMOTIVE GROUP, INC., a Delaware corporation.

HANDY & HARMAN OF CANADA, LIMITED, a Province of Ontario Canada corporation.

HANDY & HARMAN ELE (ASIA) SND BHD., a corporation organized under the laws of Malaysia.

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION, a Florida corporation.

HANDY & HARMAN (EUROPE) LIMITED, a corporation organized under the laws of England and Wales.

HANDY & HARMAN INTERNATIONAL, LTD., a Delaware corporation.

HANDY & HARMAN MANAGEMENT HOLDINGS (HK) LIMITED, a corporation organized under the laws of Hong Kong. (1)

HANDY & HARMAN MANUFACTURING (SINGAPORE) PTE. LTD., a corporation organized under the laws of Malaysia.

HANDY & HARMAN NETHERLANDS, BV., a corporation organized under the laws of the Netherlands. (1)

HANDY & HARMAN PERU, INC., a Delaware corporation.

HANDY & HARMAN TUBE COMPANY, INC., a Delaware corporation.

HANDY & HARMAN UK HOLDINGS LIMITED, a corporation organized under the laws of  England and Wales. (1)

HANDYTUBE CORPORATION, a Delaware corporation (formerly known as Camdel Metals Corporation)

INDIANA TUBE CORPORATION, a Delaware corporation.

INDIANA TUBE DANMARK A/S, a corporation of Kolding, Denmark.

INDIANA TUBE SOLUTIONS, S. De R.L. de C.V., a corporation organized under the law of Mexico. (1)

KJ-VMI REALTY, INC., a Delaware corporation.

LUCAS-MILHAUPT, INC., a Wisconsin corporation.

LUCAS-MILHAUPT HONG KONG LIMITED, a corporation organized under the laws of Hong Kong. (1)

LUCAS-MILHAUPT BRAZING MATERIALS (SUZHOU) CO. LTD., a corporation organized under the laws of China. (1)

LUCAS-MILHAUPT GLIWICE Sp. Z o.o., a corporation organized under the laws of Poland.

MARYLAND SPECIALTY WIRE, INC., a Delaware corporation.

MICRO-TUBE FABRICATORS, INC., a Delaware corporation.

OCMUS, INC., an Indiana corporation formerly known as Sumco, Inc.

OMG, INC., a Delaware corporation, formerly known as Olympic Manufacturing Group, Inc.

OMG ROOFING, INC., a Delaware corporation. (1)

OMNI TECHNOLOGIES CORPORATION OF DANVILLE, a New Hampshire corporation.

PAL-RATH REALTY, INC., a Delaware corporation.

PLATINA LABORATORIES, INC., a Delaware corporation.

LUCAS MILHAUPT RIBERAC SA, a corporation organized under the laws of France. (1)

RIGBY-MARYLAND (STAINLESS), LTD, a corporation organized under the laws of England and Wales.

SHEFFIELD STREET CORPORATION, a Connecticut corporation.

SWM, INC., a Delaware corporation.

WILLING B WIRE CORPORATION, a Delaware corporation.

BAIRNCO CORPORATION SUBSIDIARIES

ARLON, LLC., a Delaware limited liability company formerly Arlon, Inc. a Delaware corporation.

ARLON ADHESIVES & FILMS, INC., a Texas corporation. (2)

ARLON INDIA PRIVATE LIMITED, a corporation organized under the laws of India. (2)

ARLON MATERIALS FOR ELECTRONICS CO. LTD., a corporation organized under the laws of China. (2)

ARLON MATERIAL TECHNOLOGIES CO. LTD., a corporation organized under the laws of China. (2)

ARLON MED INTERNATIONAL, LLC, a Delaware Limited Liability Company. (2)

ARLON PARTNERS, INC., a Delaware corporation. (2)

ARLON SIGNTECH, LTD., a Texas Limited Partnership. (2)

ARLON VISCOR, LTD., a Texas Limited Partnership. (2)

ATLANTIC SERVICE CO. LTD., a corporation organized under the laws of Canada. (2)

ATLANTIC SERVICE CO. (UK) LTD., a corporation organized under the laws of United Kingdom. (2)

BERTRAM & GRAF GMBH, a corporation organized under the laws of Germany. (2)

KASCO CORPORATION, a Delaware corporation.

KASCO ENSAMBLY S.A. DE C.V., a corporation organized under the laws of Mexico. (2)

KASCO MEXICO LLC, a Delaware Limited Liability Company.  (2)

SOUTHERN SAW ACQUISITION CORPORATION, a Delaware corporation. (2)

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(1)           Indirect wholly-owned subsidiary of Handy & Harman.

(2)           Indirect wholly-owned subsidiary of Bairnco Corporation.